Exhibit 99.1

3560 Bassett Street, Santa Clara CA 95054

Jeff Andreson	Claire McAdams
Chief Financial Officer	Investor Relations
(408) 986-9888	(530) 265-9899

INTEVAC ANNOUNCES FIRST QUARTER 2012 FINANCIAL RESULTS

Santa Clara, Calif.—April 30, 2012—Intevac, Inc. (Nasdaq: IVAC) today reported financial results for the first quarter ended March 31, 2012.

“We are pleased with the progress made in the first quarter on our growth objectives, in addition to booking two 200 Lean systems for the hard drive industry,” commented Kevin Fairbairn, president and chief executive officer of Intevac. “In our solar business, we won a competitive selection and finalized an agreement to ship our first beta system for solar ion implant, which, if successful, could lead to production system shipments in 2013.

“As we look forward, our hard drive customers are currently in the process of completing both their merger integration and capacity planning for the remainder of the year, and we continue to see 2012 as a largely back-end loaded year for our hard drive business. In the solar industry, while the overcapacity affecting the overall industry continues to limit investment by smaller manufacturers, we believe our strategy to focus on the leading manufacturers with efficiency-enhancing solutions will lead to further shipment opportunities in 2012. In Photonics, we recently were awarded a $10 million contract by the U.S. Army to develop and supply our night vision cameras for use on the Apache helicopter, demonstrating the continued support of our sensor technology by the U.S. Military and providing yet another revenue growth driver for this business.”

First Quarter 2012 Summary

The net loss for the quarter was $3.2 million, or $0.14 per diluted share, compared to a net loss of $7.0 million, or $0.31 per diluted share, in the first quarter of 2011.

Revenues for the quarter were $17.3 million, including $10.7 million of Equipment revenues and Intevac Photonics revenues of $6.6 million. Equipment revenues consisted of upgrades, spares and service. Intevac Photonics revenues consisted of $2.5 million of research and development contracts and $4.0 million of product sales or 61.3% of Photonics revenues. In the first quarter of 2011, revenues were $17.4 million, including $10.2 million of Equipment revenues and $7.2 million of Intevac Photonics revenues which included $5.3 million of product sales or 73.3% of Photonics revenues.

Equipment gross margin in the quarter was 45.1%, essentially flat to 45.3% in the first quarter of 2011. Intevac Photonics gross margin was 30.1% compared to 24.5% in the first quarter of 2011. The increase was primarily a result of improved yields on our night vision camera modules and higher development program margins. Consolidated gross margin was 39.4%, compared to 36.6% in the first quarter of 2011.

Operating expenses for the quarter totaled $16.0 million, up slightly from $15.9 million in the first quarter of 2011. The operating loss of $7.0 million for the quarter is net of a $2.2 million gain on the sale of our mainframe technology.

Order backlog totaled $41.3 million on March 31, 2012, compared to $32.9 million on December 31, 2011 and $41.7 million on April 2, 2011. Backlog at quarter end included one Solar system and two 200 Lean® systems, compared to one Solar system and no 200 Lean systems on December 31, 2011 and two 200 Lean systems on April 2, 2011.

Conference Call Information

The company will discuss its financial results and outlook in a conference call today at 1:30 p.m. PDT (4:30 p.m. EDT). To participate in the teleconference, please call toll-free (877) 334-0811 prior to the start time. For international callers, the dial-in number is (408) 427-3734. You may also listen live via the Internet at the company’s website, www.intevac.com, under the Investors link, or at www.earnings.com. For those unable to attend, these web sites will host an archive of the call. Additionally, a telephone replay of the call will be available for 48 hours beginning today at 7:30 p.m. EDT. You may access the replay by calling (800) 642-1687 or, for international callers, (706) 645-9291, and providing Replay Passcode 66616758.

About Intevac

Intevac was founded in 1991 and has two businesses: Equipment and Intevac Photonics.

In our Equipment business, we are a leader in the design, development and manufacturing of high-productivity, vacuum process equipment solutions. Our systems are production-proven for high-volume manufacturing of small substrates with precise thin film properties, such as those required in the hard drive and solar cell markets we currently serve.

In the hard drive industry, our 200 Lean® systems process approximately 60% of all magnetic disk media produced worldwide. In the solar cell manufacturing industry, our recently-introduced LEAN SOLAR™ platform, with applications including deposition, texture etch and ion implant, increases the conversion efficiency of silicon solar cells.

In our Photonics business, we are a leader in the development and manufacture of leading-edge, high-sensitivity imaging products and vision systems as well as materials identification instruments utilizing Raman technology. Our products primarily address the defense markets in addition to the industrial, medical and scientific industries.

For more information call 408-986-9888, or visit the company’s website at www.intevac.com.

200 Lean® is a registered trademark, and LEAN SOLARTM is a trademark, of Intevac, Inc.

Safe Harbor Statement

This press release includes statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Intevac claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms “may,” “believes,“ “projects,” “expects,” or “anticipates,” and do not reflect historical facts. Specific forward-looking statements contained in this press release include, but are not limited to: expected hard drive capacity planning and revenue increases for the second half of 2012, qualifications and future shipments of our solar manufacturing systems, and revenue growth drivers for our Photonics business. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from the company’s expectations. These risks include, but are not limited to: oversupply in the media industry, a slowdown in demand for hard drives, a slowdown of growth in our Photonics business and the failure to introduce new products for the solar market, each of which could have a material impact on our business, our financial results, and the company’s stock price. These risks and other factors are detailed in the company’s regular filings with the U.S. Securities and Exchange Commission.

INTEVAC, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)

	Three months ended
	March 31, 2012	April 2, 2011
Net revenues
Equipment	$10,719	$10,180
Intevac Photonics	6,596	7,243

Total net revenues	17,315	17,423
Gross profit	6,824	6,380
Gross margin
Equipment	45.1%	45.3%
Intevac Photonics	30.1%	24.5%

Consolidated	39.4%	36.6%
Operating expenses
Research and development	9,213	9,012
Selling, general and administrative	6,773	6,885

Total operating expenses	15,986	15,897
Gain on sale of mainframe technology	2,207	—

Total operating loss	(6,955)	(9,517)
Operating loss
Equipment	(6,325)	(6,270)
Intevac Photonics	(1,039)	(1,583)
Corporate[1]	409	(1,664)

Total operating loss	(6,955)	(9,517)
Interest and other income	372	129

Loss before income taxes	(6,583)	(9,388)
Benefit for income taxes	(3,422)	(2,357)

Net loss	$(3,161)	$(7,031)

Loss per share
Basic and Diluted	$(0.14)	$(0.31)
Weighted average common shares outstanding
Basic and Diluted	23,218	22,727

[1]	Q112 includes the gain on sale of the mainframe technology of $2.2 million.

INTEVAC, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

	March 31, 2012	December 31, 2011
	(Unaudited)	(see Note)
ASSETS
Current assets
Cash, cash equivalents and short-term investments	$78,934	$82,145
Accounts receivable, net	19,600	18,561
Inventories	19,843	18,070
Deferred income tax assets	2,546	2,202
Prepaid expenses and other current assets	7,696	7,114

Total current assets	128,619	128,092
Long-term investments	32,792	32,677
Property, plant and equipment, net	14,018	14,449
Deferred income tax assets	25,044	21,717
Goodwill	18,389	18,389
Other intangible assets, net	6,305	6,441
Other long-term assets	3,434	4,056

Total assets	$228,601	$225,821

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$5,029	$4,857
Accrued payroll and related liabilities	4,745	4,205
Other accrued liabilities	12,314	9,887
Customer advances	5,797	5,040

Total current liabilities	27,885	23,989
Other long-term liabilities	9,953	9,922
Stockholders’ equity
Common stock ($0.001 par value)	23	23
Additional paid in capital	148,224	146,307
Accumulated other comprehensive income	511	414
Retained earnings	42,005	45,166

Total stockholders’ equity	190,763	191,910

Total liabilities and stockholders’ equity	$228,601	$225,821

Note: Amounts as of December 31, 2011 are derived from the December 31, 2011 audited consolidated financial statements.